UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 26, 2018

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Agreement.

On January 26, 2018, Immersion Corporation (“Immersion”) entered into a Settlement and License Agreement (the “Settlement and License Agreement”) with Apple, Inc. (“Apple”), pursuant to which the parties have agreed to terms for resolving all of their existing disputes, and entered into a multi-year license agreement covering certain Immersion patents in exchange for cash with an option to extend the term until the expiration of the last licensed patent.

Pursuant to the Settlement and License Agreement, Immersion and Apple have agreed to terms for dismissal by them of all outstanding litigation and other proceedings between these companies and their affiliates, including, without limitation, the consolidated investigation by the United States International Trade Commission, the civil actions filed in the District Court for the District of Delaware, and the action in the Beijing High People’s Court. In addition, Apple will request the termination of the inter parte reviews by the Patent Trial and Appeal Board of U.S. Patent No. 7,808,488, U.S. Patent No. 8,581,710 and U.S. Patent No. 7,336,260 and the Requests for Reexaminations and Invalidation at the State Intellectual Property Office of the People’s Republic of China of Chinese Patent No. ZL02821854.X and Chinese Patent No. ZL200810008845.X.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: January 29, 2018	By:	/s/Amie Peters
Name: Amie Peters
Title: General Counsel